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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-112311, No. 333-38167, No. 333-82685, No. 333-92577, No. 333-36790 and No. 333-51914) and in the related prospectuses, and to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-11299, No. 333-35287, No. 333-85575 and 333-59158, No. 333-34320, No. 333-52804 and No. 333-59160) pertaining to the 1993 Stock Plan, the 1996 Nonemployee Directors Stock Option Plan, the 1998 Stock Incentive Plan, the GMS/Affymetrix 1998 Stock Plan, the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan and the Affymetrix, Inc. 2000 Equity Incentive Plan of Affymetrix, Inc. of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Affymetrix, Inc., Affymetrix, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Affymetrix, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 11, 2005

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM